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Exhibit 77Q1a - Amendments Number 2 and Number 3


                                                AMENDMENT NO. 2 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                    OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 3rd day of July, 2007, by the undersigned Trustees, being all of the Trustees of American Century Government Income
Trust (the "Trust").

         WHEREAS, the Trustees have executed an Amended and Restated Agreement and Declaration of Trust of
American Century Government Income Trust, dated March 26, 2004, as amended by Amendment No. 1 to Amended and
Restated Agreement and Declaration of Trust of American Century Government Income Trust, dated as of March 8,
2007 (the "Declaration of Trust");

         WHEREAS, at a meeting of the Board of Trustees of the Trust on December 8, 2006, the Trustees determined that it is in the best interests of the shareholders of the Ginnie Mae Fund to establish an Institutional Class and R class of shares for the Ginnie Mae Fund; and

         WHEREAS, pursuant to Article VIII, Section 6 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to establish such shares.

NOW, THEREFORE, BE IT RESOLVED AS FOLLOWS:

         1. Existing  Schedule A of the  Declaration  of Trust is hereby deleted in its entirety and the Schedule A attached hereto is substituted in lieu thereof.

         2. This  Amendment  may be executed  in any number of  counterparts,  each of which so  executed  shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands effective as of the date written above.

Trustees of the American Century Government Income Trust

/s/ John Freidenrich____________                     /s/ Ronald J. Gilson____________
John Freidenrich                                     Ronald J. Gilson


/s/ Kathryn A. Hall____________                      /s/ Myron S. Scholes___________
Kathryn A. Hall                                      Myron S. Scholes


/s/ John B. Shoven       _________                   /s/ Jeanne D. Wohlers__________
John B. Shoven                                       Jeanne D. Wohlers


                                                    Schedule A

                                     American Century Government Income Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:


         Series                                                        Class            Date of Establishment

         Capital Preservation Fund                                    Investor          03/16/1997

         Government Bond Fund                                         Investor          09/08/1992
         (formerly Long-Term Treasury Fund)                           Advisor           08/01/1997

         Government Agency Money Market Fund                          Investor          12/05/1989
                                                                      Advisor           08/01/1997

         Short-Term Government Fund                                   Investor          09/03/1991
                                                                      Advisor           08/01/1997

         Ginnie Mae Fund                                              Investor          09/23/1985
         (formerly GNMA Fund)                                         Advisor           08/01/1997
                                                                      C                 05/01/2001
                                                                      Institutional     07/27/2007
                                                                      R                 07/27/2007

         Inflation-Adjusted Bond Fund                                 Investor          02/16/1996
         (formerly Inflation-Adjusted Treasury Fund)                  Advisor           08/01/1997
                                                                      Institutional     03/01/2002


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

                                                AMENDMENT NO. 3 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                    OF AMERICAN CENTURY GOVERNMENT INCOME TRUST


         THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

         WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century
Government Income Trust (the "Trust") to take the following actions:

         (1)      to liquidate and terminate the Advisor Class of the Government Agency Money Market Fund,
                  effective August 31, 2007, in accordance with the terms of the relevant Plan of Liquidation approved by the Board of Trustees at its meeting on March 8, 2007; and

         (2)      to reorganize the  Government Agency Money Market Fund into the Capital Preservation Fund, effective September 4, 2007 (at which time the Government Agency Money Market Fund's sole remaining class will be the Investor Class), in accordance with the terms of the relevant
                  Agreement and Plan of Reorganization approved by the Board of Trustees at its meeting on
                  December 8, 2006, as a result of which shareholders will receive shares of the Capital
                  Preservation Fund in exchange for their shares of the Government Agency Money Market Fund, which will be liquidated and terminated;

         NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated
in the first recital hereto; and

         RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust
is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

         IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.


Trustees of the American Century Government Income Trust


/s/ Jonathan S. Thomas                               /s/ Peter F. Pervere
Jonathan S. Thomas                                   Peter F. Pervere


/s/ John Freidenrich                                  /s/ Myron S. Scholes
John Freidenrich                                      Myron S. Scholes


/s/ Ronald J. Gilson                                  /s/ John B. Shoven
Ronald J. Gilson                                      John B. Shoven


/s/ Kathryn A. Hall                                   /s/ Jeanne D. Wohlers
Kathryn A. Hall                                       Jeanne D. Wohlers




                                                        A-1
                                                    SCHEDULE A

                                     American Century Government Income Trust


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:


Series                                                        Class                     Date of Establishment

Capital Preservation Fund                                     Investor                    03/16/1997

Government Bond Fund                                          Investor                    09/08/1992
(formerly Long-Term Treasury Fund)                            Advisor                     08/01/1997

Short-Term Government Fund                                    Investor                    09/03/1991
                                                              Advisor                     08/01/1997

Ginnie Mae Fund                                               Investor                    09/23/1985
(formerly GNMA Fund)                                          Advisor                     08/01/1997
                                                              C                           05/01/2001
                                                              Institutional               07/27/2007
                                                              R                           07/27/2007

Inflation-Adjusted Bond Fund                                  Investor                    02/16/1996
(formerly Inflation-Adjusted Treasury Fund)                   Advisor                     08/01/1997
                                                              Institutional               03/01/2002


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
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